JOINT VENTURE AGREEMENT

     This Joint Venture Agreement ("Agreement") is made effective as of September 27, 2001, and entered into at Provo, Utah, by and among Online
Investors Advantage, Inc., a Utah corporation, located at 5252 North Edgewood Drive, Suite 325, Provo, Utah 84604 ("Online") and Hon Leong Chong, an individual, whose Singapore passport number is S0004804F and is residing at 10G Braddell Hill #04-28, Singapore 579726 ("Chong"), and Eric Lip Meng Tan, an individual, whose Singapore passport number is S1349197I and is residing at 279 Balestier Road #07-07, Balestier Point, Singapore 329727 ("Tan") hereinafter the two individuals are collectively "Chong & Tan".

     A. WHEREAS, Online provides in-depth consumer training via workshops, home study, and online subscriptions in optimum use of its Internet investment and financial management tools and services; and,

     B. WHEREAS, Chong & Tan have agreed to work to expand Online's business in the Asian marketplace, including the performance of marketing services, the distribution of the Online materials and holding of previews and workshops initially in Singapore, Malaysia, Brunei and Hong Kong; and,

     C. WHEREAS, Online and Chong & Tan are desirous of pooling their resources, expertise and capital to create a new business entity in Singapore, Online Investors Advantage Asia Pacific Limited, whose sole purpose will be to expand upon the current marketplace for the above-mentioned Online services; and,

     NOW, THEREFORE, the Parties to this Agreement do hereby voluntarily associate themselves together as Joint Venturers subject to the following terms and conditions, with effect from January 1, 2001:

                                   Article 1.

                               Certain Definitions
                               -------------------

1.1 For the purpose of this Agreement, the terms defined in this Article 1., shall have the meanings set forth below. All capitalized terms not defined in this Article 1., shall have the meanings ascribed to them in other parts of this Agreement.

1.2  "Agreement" shall refer to this Joint Venture Agreement.


1.3 "Online" shall mean Online Investors Advantage, Inc., a Utah corporation, a wholly-owned subsidiary of ZiaSun Technologies, Inc.

1.4 "Chong & Tan" shall mean Hon Leong Chong, an individual, and Eric Lip Meng Tan, an individual, collectively.

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1.5  "Singapore Co." shall mean Online Investors  Advantage Asia Pacific Private
     Limited, a Singapore company formed by the Joint Venturers.

1.6 "Profits" shall mean revenues collected from sales in the markets covered by this agreement less all Salary and Operating Expenses incurred by Singapore Co. including any expenses incurred by Online on behalf of Singapore Co. in marketing and fulfillment.

1.7 "Distributable Profits" shall mean net profits, after tax, which are available for distribution as dividends. At minimum, Seventy-Five percent (75%) of the Distributable Profits will be paid out annually as dividends.

1.8  "Revenues"   shall  mean  the  monies   earned   from  the  sales  of  live
     seminars/workshops and home study products in the markets covered by this Agreement. Twenty-Five percent (25%) of the Revenues will be used for Salaries and Operating Expenses.

1.9  "Accounting"   shall   mean  a  complete   record  of  all  the   financial
     transactions, accompanying spreadsheets, and records and these shall be prepared and maintained by the management team of Singapore Co. in accordance with generally accepted accounting principles.

1.10 "Account A" shall mean the Citibank account set up in the name of Singapore Co. which will require at least one signatory from each of Online and Chong & Tan, see Exhibit 3.9.1 attached to this Agreement, before any monies can be transferred out of this account. All revenues received by Singapore Co. are to be deposited into this account.

1.11 "Account B" shall mean the Citibank account set up in the name of Singapore Co. to which any two signatories from either Online and/or Singapore Co., see Exhibit 3.9.1 attached to this Agreement, may sign for any banking transaction.

1.12 "Salaries and Operating Expenses" shall mean those direct expenses of Singapore Co. and shall include Singapore Co. salaries and staff related expenses, all travel and transportation expenses, office rental, office equipment and fixture maintenance, amortization and depreciation charges, telecommunication expenses, utilities charges and auditing/accounting expenses. The budget for Salaries and Operating Expenses of Singapore Co. shall be capped at Twenty-Five percent (25%) of its Revenues.

     The following expenses are not Operating Expenses and are expenses that Chong & Tan have no control over. These include all payments to Online and its preview speakers, closers, workshop instructors and hosts. Also, excluded from Operating Expenses are payments to call centers, advertising/media companies, hotel and materials expenses and sales and other taxes incurred directly for the previews and workshops.

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1.13 "Standard Workshop" shall mean the regularly scheduled,  one (1) or two (2)
     day online investing workshops at which the students pay at the standard rate of Two Thousand Four Hundred Ninety Five and no/100 United States Dollars (US $2,495.00) or Three Thousand Four Hundred Ninety Five and no/100 United States Dollars (US $3,495.00) respectively or such other rates as may apply from time to time, all monies earned from said events shall be deposited in Account A.

1.14 "Non Standard Workshop" shall mean those workshops that are not regularly scheduled, distinct from the Standard Workshop defined above, but occur from time to time in accordance with demand, the price per student will be determined by negotiation contingent on the specifics of each event, all monies earned from said events shall be deposited in Account A.

1.15 "Party" shall mean either one of Online or Chong or Tan, or collectively as the "Parties". The Parties may also be referred to in this Agreement as "Joint Venturers" or singularly as a "Joint Venturer".

                                   Article 2.

                           Formation of Joint Venture
                           --------------------------

2.1 Name of Joint Venture. The name of this Joint Venture shall be Online Investors Advantage Asia Pacific Private Limited, a Singapore company ("Singapore Co.").

2.2  Purposes of Joint Venture. The purposes of this Joint Venture shall be:

     2.2.1 To enter into an exclusive relationship under which Online and Chong & Tan will pool their resources, expertise and capital to facilitate the growth of Online's business in the Asian marketplace.

     2.2.2 To further this growth in the Asian marketplace, the Parties will form and operate under Online Investors Advantage Asia Pacific Private Limited, a Singapore Company ("Singapore Co."), which will be the vehicle by which Online's business in Asia is expanded with the initial focus areas being, but not limited to Singapore, Malaysia, Brunei and Hong Kong.

2.3 Ownership Interest. The ownership of Singapore Co. shall initially be as follows:

     2.3.1 For Online's initial capital contribution as set forth in Section 3.3.1.1, Online shall own Seventy-Five percent (75%) of the capital stock of Singapore Co.

     2.3.2     For Chong & Tan's initial  capital  contribution  as set forth in
               Section 3.3.1.2 Chong & Tan shall own Twenty-Five percent (25%) of the capital stock of Singapore Co. to be held on an equal basis individually (12.5% each).

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     2.3.3     Online  agrees  to sell to Chong & Tan Five  Percent  (5%) of the capital stock of Singapore Co. at a price of One Singapore Dollar (S $1) per share from its holding should Singapore Co. apply for and successfully receive Pioneer Service Company Status from the Singapore Government.

2.4 Exclusive Relationship. It is expressly acknowledged and agreed by Online and Chong & Tan that all opportunities in Asia similar to the existing business of Online as described above, identified and/or reviewed by either Online, Singapore Co. or Chong & Tan individually shall be subject to this Agreement. As such, notwithstanding the nature of the opportunity, or the entity and/or individuals who actually discover the opportunity, the Parties shall be entitled to pursue the opportunity through its Singapore Co. entity.

                                   Article 3.

                           Formation of Singapore Co.
                           --------------------------

3.1 Company Formation. Pursuant to this Agreement, Singapore Co., which has been formed, will be the vehicle by which Online's business in Asia will be expanded progressively by this Joint Venture, with the initial focus areas being Singapore, Malaysia, Brunei and Hong Kong.

     3.1.1 Form. The Singapore Co. shall be organized as a Singapore Corporation under the laws of Singapore.

     3.1.2 Name. The name of the company shall be: Online Investors Advantage Asia Pacific Private Limited, a Singapore Company.

3.2  Governance of Singapore Co.

     3.2.1 Chong & Tan will be responsible for the role of resident executive director.

     3.2.2 The composition of Singapore Co.'s Board of Directors shall initially be comprised of Three (3) members and is to be filled as follows based on percentage of total Shares held:

          3.2.2.1 Online: Shall fill Two (2) seats, and will choose the Chairman ("Online Directors").

          3.2.2.2   Chong & Tan: Shall fill One (1) seat to be the Secretary.


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
          3.2.2.3 One member of the board to be filled by Online shall be a Co-CEO of Online, this position is initially to be filled by Ross Jardine. This position will also be the Chairman of the Board. The second member of the board to be filled by Online shall be a Vice President of Global Business Development for Online. The member of the Board chosen by Chong & Tan will be the Secretary of the Board and will initially be filled by Hon Leong Chong.

     3.2.3     Authority of the Board of Directors:


          3.2.3.1 To oversee the disbursement of the Distributable Profits of Singapore Co.

          3.2.3.2   To evaluate the performance made by Singapore Co.

     3.2.4 Voting. Each member of the Singapore Co. Board shall have one (1) vote. All Board resolutions shall be approved by a two-thirds (2/3) vote of those present at the meeting of which at least two
               (2) must be Online Directors present in person, by telephony, or via an approved circular resolution with at least two Online Directors' signatures, one of which shall be that of the Chairman.

3.3  Funding and Ownership. Singapore Co. shall be funded, as follows:

     3.3.1     Initial Capital:

          3.3.1.1   Online's  initial capital  contribution  shall be a total of
                    Seventy-Five   Thousand  and  no/100  Singapore  dollars  (S
                    $75,000.00) in cash.

          3.3.1.2 Chong & Tan's initial capital contribution shall be a total of Twenty-Five Thousand and no/100 Singapore dollars (S $25,000.00) in cash.

     3.3.2     Ownership of Singapore Co.

          3.3.2.1   Online shall own Seventy-Five percent (75%) of Singapore Co.

          3.3.2.2   Chong & Tan shall own Twenty-Five percent (25%) of Singapore
                    Co.

3.4 Management Team. The Management Team will consist of Chong and Tan, who will report to Online, and shall be employed to oversee the business operations of Singapore Co. Hon Leong Chong will serve initially as the President of Singapore Co. and Eric Tan will serve initially as the Executive Vice President of Singapore Co. The total compensation for these positions will be paid out from the Revenues utilized for the Company's Salaries and Operating Expenses, and therefore shall not to exceed Twenty-Five percent (25%) of total Revenues. The Singapore Co. Board shall mutually approve all senior executive hires thereafter, such as, positions equivalent to the chief executive officer and chief financial officer.

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
3.5 Identification and Staffing. Online shall authorize the use of its name and contribute services to Singapore Co., as follows:

     3.5.1 Online authorizes Singapore Co. to use the name, "Online Investors Advantage" in all advertising and promotion of Singapore Co Ventures, subject to Online's prior review and approval of all proposed materials and/or promotions, which approval shall not be unreasonably withheld.

     3.5.2 Singapore Co. will be responsible for its own staffing needs, however all Preview Speakers and Workshop Instructors will be approved and authorized solely and exclusively by Online. Online shall provide Singapore Co. with Previews Speakers and Workshop Instructors, at its standard rates. Travel expenses are to be paid for by Singapore Co.

     3.5.3 Online will assist Singapore Co. in the development of a telemarketing center for Asia when approved by the Board of Singapore Co.

     3.5.4 Online will also provide Singapore Co. with the necessary educational materials on investing in the United States stock markets at a purchase price of Three Hundred and Fifty United States dollars (US $350.00) per Standard Workshop student. Online will provide Singapore Co. all other educational materials at a purchase price to be agreed upon in the future. All materials Singapore Co. helps Online to procure or produce in Asia will be paid for directly by Online or re-imbursed by Online when they are paid on its behalf by Singapore Co.

3.6 Disbursement of Profits. Singapore Co. will disburse not less than Seventy-Five percent (75%) of its Distributable Profits derived from operations directly to its Shareholders in an annual distribution each year in December, or from time to time, as the board deems necessary. The balance of the Distributable Profits derived from operations shall be spent on infrastructure, investment and R&D items for Singapore Co. as approved by the Board. The Board will have sole discretion in determining the amounts to be distributed annually.

3.7 Budget. The Management Team of Singapore Co. shall develop, and submit to the Singapore Co. Board for approval, an annual budget and statement of use of funds. ("Salaries and Operating Expenses") This annual budget and statement of use funds for use directly by Singapore Co. shall not exceed Twenty-Five percent (25%) of the revenues generated by the company. Further monthly operations expense budgets will be submitted to Online as set forth below in Section 3.9.4.

3.8 Modification. All material departures or changes from the aforementioned disbursement schedule and/or approved budget will require the prior written approval of the both the Singapore Co. and Online.

3.9 Banking. Two bank accounts shall be established in the name of Singapore Co. and both shall be maintained at Citibank.

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
     3.9.1 The First account shall be the account into which all sales revenue received by Singapore Co. are deposited ("Account A"). This account can only be accessed with authorization of two (2) individuals, one (1) individual must be a representative of Online and one (1) individual must be a representative of Chong & Tan. For a list of authorized signatories for both entities on Account A see Exhibit 3.9.1.

     3.9.2 The Second account will be operated by any two (2) authorized signatories from Online and Singapore Co. ("Account B"). Money will be transferred at the end of each month or from time to time with the approval of Online from Account A.

     3.9.3 All checks drawn on the Account B in excess of Ten Thousand United States Dollars (US $10,000.00) must also be signed by an authorized representative of both Singapore Co. and Online.

     3.9.4 By the 20th day of each month, Singapore Co. will produce for Online a schedule of its estimated expenses for the next upcoming month. Online will review this schedule and deposit money from the Account A into the Account B for these expenses.

     3.9.5 Singapore Co. will provide monthly statements of both accounts, Account A and Account B, to Online.

3.10 Accounting. The management team of Singapore Co. shall be responsible for the management and financial affairs of Singapore Co., in accordance with the following:

     3.10.1 No expenditures or liabilities shall be made in the name or on the credit of the Singapore Co. exceeding Ten Thousand United States Dollars (US $10,000.00) per month, without the express written consent of Online.

     3.10.2 At all times during the continuance of Singapore Co., accurate books of account shall be maintained in accordance with generally accepted accounting procedures in which all matters relating to this Joint Venture shall be entered. The books of account shall be open to examination by Online or its agent upon reasonable notice.

     3.10.3 A complete accounting of the operation of Singapore Co. shall be rendered as of the close of business each calendar month to each Party hereto within Ten (10) days after the close of each month utilizing generally accepted accounting procedures.

     3.10.4 Singapore Co. funds shall only be disbursed to cover actual expenses as they are incurred. Any excess funds shall be proratably distributed upon termination of the Joint Venture to the Joint Venturers after all debts, liabilities and obligations of the Joint Venture have been satisfied.

                                   Article 4.

                             Prohibited Transactions
                             -----------------------

     The Parties to this Agreement are prohibited from engaging in the following transactions:

4.1 Name. During the term of this Agreement, no Party shall use the name of the Joint Venture except as specifically authorized in this Agreement.

4.2 Joint Venturers' Confidential Information. The Joint Venturers possess certain confidential information regarding their respective business affairs, plans or activities ("Information"). Said Information includes, but is not limited to, trade secrets, proprietary information, business strategies, shareholder names, customer names, marketing plans, supplier names, costs, applications, specifications, software, formulas, plans, designs, and manufacturing procedures. During the term of this Agreement, each Party agrees to disclose this Information to the other Party as the Party deems necessary in its sole discretion for the sole purpose of performance under this Agreement. The Parties agree to utilize such Information only for the purposes described herein, and to otherwise hold such Information confidential pursuant to the terms of this Agreement and subject to the following conditions:

     4.2.1 To hold all Information in trust and confidence and agree it shall be used only for the contemplated purpose and shall not be used for any other purpose or disclosed to any other third party.

     4.2.2     The  obligations of  non-disclosure  and non-use shall be for two
               (2) years from the date of disclosure of the Information.

     4.2.3 It is understood the foregoing obligations of confidentiality and non-use shall not apply to any Information known by the Parties prior to disclosure under this Agreement, generally known to the public as may be required by law to be disclosed or become public knowledge through no fault of the Parties, or disclosed to the Parties by a third party having a legal right to make such disclosure.

4.3 Non-Competition Agreement. As a condition to entering into this Agreement Chong & Tan will execute Agreements, which state that, they agree not to compete with Singapore Co. or Online in any of the marketplaces which Singapore Co. and Online conduct business for a period of two (2) years following the termination of their involvement with Singapore Co. This includes any type of solicitation of Online's current employees, use of any customer lists, vendors, or current clients.

4.4  Conduct. During the term of this Agreement, no Party shall:

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     4.4.1     Do any  other  act or deed  with the  intention  of  harming  the business operations of the other Party.

     4.4.2 Do any act contrary to this Agreement, except with the prior express written approval of the other Party.

     4.4.3 Do any act that would make it impossible to carry on the intended purpose of this Agreement.

                                    Article 5.

                             Right of First Refusal
                             ----------------------
5.1 Transfers/Sales. Any transfer or sale of the ownership interest in Singapore Co. by the Joint Venturers to a third party shall be regulated as follows:

     5.1.1 The Parties to this Agreement agree that any binding instrument with a third party for the sale or transfer of all or part of a Joint Venturer's ownership interest in Singapore Co. shall be subject to a Right of First Refusal of the other Joint Venturer. Such Right of First Refusal shall entitle the other Joint Venturer to acquire the offered shares at the price and on the terms and conditions no less favorable than those contained in such instrument by serving written notice to the selling Party within thirty (30) days after receipt of the copy of such instrument, which may be sent by facsimile.

     5.1.2 Absent exercise of such Right of First Refusal by the other Party to this Agreement, the third party transaction may proceed to closing without amendment of any price or other material term immediately following expiration of the thirty (30) day notice period.

     5.1.3 Co-sale. Should Online be the selling Party, it agrees to offer the sale of the shares together with those of Chong & Tan, if Chong & Tan so indicated in writing to Online of their wish, to the third party.


                                   Article 6.

                   Termination or Winding up of Joint Venture
                   -------------------------------------------

6.1 Termination. This Joint Venture shall commence on execution of this Agreement and shall continue until the first of any of the following events occur:

     6.1.1 A review of the Singapore Co. operation will be held six (6) months after the beginning of operations, and at six (6) month increments following to review its viability. It will be at the sole discretion of Online to decide at this review if the Joint Venture is financially viable and/or profitable. Should Online decide the Joint Venture not to be financially viable and/or profitable they may terminate the Joint Venture at this point.

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
     6.1.2 Termination on Occurrence of Stated Events: This Agreement will terminate automatically on the occurrence of any of the following events:

          6.1.2.1   A two thirds (2/3) vote of the Singapore Co. Board.

          6.1.2.2 Any voluntary or involuntary assignment or transfer by either Party hereto, without the consent of the other Party hereto, of its interest in this Joint Venture;

          6.1.2.3 A material change in either Party's ability to perform under this Agreement for a period of Forty-Five (45) consecutive days, however if this inability to perform is due to medical reasons then Ninety (90) consecutive days.

          6.1.2.4 Dissolution, termination of existence, insolvency, business failure, appointment of a receiver, assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency law by or against either Party to this Agreement.

     6.1.3 Termination for Default: If any Party defaults in the performance of this Agreement or materially breaches any of its provisions, the non-breaching Party may terminate this Agreement by giving written notification to the breaching Party. Said notice of termination shall be effective immediately on receipt of notice by the breaching Party, one (1) day after sending the notice by facsimile, or Five (5) days after sending the notice by U.S. mail in accordance with this Agreement, whichever occurs first. The Party in default shall have Thirty (30) days after the notice of termination is effective to cure the default. If the default is not cured within said Thirty (30) days, this Agreement shall automatically terminate. For the purposes of this paragraph, material breach of this Agreement includes, but is not limited to, the following:

          6.1.3.1   Any  Party's  material  breach  of  any   representation  or
                    agreement contained in this Agreement.

          6.1.3.2 Any voluntary or involuntary assignment or transfer by either Party hereto, without the consent of the other Party hereto, of its interest in this Joint Venture.

     6.1.4 Mutual Termination. The Parties may, at any time, mutually agree to terminate this Agreement.


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
6.2 Winding Up. Upon termination, the activities of the Joint Venture shall be wound up as quickly as reasonably possible, all debts, liabilities and obligations shall be promptly paid, and any excess funds shall be proratably distributed to the Joint Venturers. Online agrees to indemnify Chong & Tan against any and all debts, liabilities, obligations and legal actions against Singapore Co. should the occurrence of one of the above stated events of termination occur due not to any fault of Chong & Tan.


                                   Article 7.

                               General Provisions
                               ------------------

7.1 Joint Venturers Not Agents. This Agreement does not constitute any Joint Venturer as the agent or legal representative of the other Joint Venturer for any purpose whatsoever. No Joint Venturer is granted any express or implied right or authority by any other Joint Venturer to assume or to create any obligation or responsibility on behalf of, or in the name of, the other Joint Venturer, or to bind the other Joint Venturer in any manner or thing whatsoever.

7.2 Notice of Claims. If during the term of this Agreement, any Joint Venturer shall have reason to believe there may be a claim against itself or the other Joint Venturer in respect of any transaction growing out of this Agreement, it shall notify the other Joint Venturer in writing within thirty (30) days after it knows, or has reason to know, the basis of any such claim.

     Failure to give the notice prescribed above shall relieve the other Joint Venturer from any and all liability on any claim in respect to any transaction growing out of this Agreement.

     The provisions of this section shall survive the termination of any other provisions of this Agreement.

7.3 Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to conflict of laws provisions.

7.4 Attorneys' Fees. If this Agreement gives rise to a lawsuit or other legal proceeding between any of the Parties hereto, the prevailing Party shall be entitled to recover court costs, necessary disbursements (including without limitation expert witnesses' fees) and reasonable attorneys' fees, in addition to any other relief such Party may be entitled. This provision shall be construed as applicable to the entire contract.

7.5 Injunctive Relief. Joint Venturers hereby agree the subject matter of this Agreement is unique, unusual and extraordinary in nature such that it has a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at Law. Each Joint Venturer, therefore, expressly agrees that the other Joint Venturer, in addition to any other rights or remedies which the other Joint Venturer may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by a Joint Venturer.

7.6 Binding on Heirs. This Agreement shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the Joint Venturers.

7.7 Jurisdiction/Venue. If any dispute arises out of this Agreement, it is agreed that jurisdiction and venue shall lie exclusively in a competent court in the County of Salt Lake, Utah, U.S.A.

7.8 Entire Agreement/Modification. This Agreement supersedes any and all other agreements, either oral or in writing, between the Parties hereto with respect to the subject matter hereof, and no other agreement, statement, or promise relating to the subject matter of this Agreement which is not contained herein shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing.

7.9 Assignment. No Joint Venturer shall have the right to assign any right or interest arising under this Agreement without the prior written consent of the other Joint Venturer.

7.10 Severability. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

7.11 Waiver. The waiver by any Party of any breach of a provision of this Agreement by the other Party shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or of a different provision of this Agreement. Except as otherwise specifically provided in this Agreement, nothing contained herein shall be deemed to restrict or prevent any Party from exercising legal or equitable rights or from pursuing legal or equitable remedies in connection herewith.

7.12 Notices and Requests. Except as otherwise provided herein, any notice, demand, or request required or permitted to be given hereunder shall be in writing and shall be deemed effective Seventy-Two (72) hours after having been sent via facsimile to the addressee at the office set forth in the first paragraph of this Agreement.

7.13 Section Headings. The headings of the paragraphs of this Agreement have been set forth for convenience only and are not intended to influence the interpretation of this Agreement.

7.14 Construction. Each Party cooperated in the drafting of this Agreement. If any construction is to be made of any provision of this Agreement, it shall not be construed against either Party on the ground such Party was the drafter of the Agreement or any particular provision.

7.15 Time is Of The Essence.  Time is of the essence in this Agreement.

7.16 Entity Authorization. Each signatory of this Agreement represents and warrants that this Agreement and the undersigned's execution of this Agreement has been duly authorized and approved by the corporation's Board of Directors, if necessary, or the governing board of the entity, if necessary. The undersigned officers and representatives of the entities executing this Agreement on behalf of the entities represent and warrant they possess full authority to execute this Agreement on behalf of the entities.

7.17 Execution By Facsimile. This Agreement may be executed by the Parties and transmitted by facsimile. A facsimile signature of a Party shall be binding as an original. If a Party sends a copy of the Agreement or part thereof with that Party's signature by facsimile, that Party shall promptly send the original by first class mail.

                               Facsimile Numbers:

                               Online: 1-801-229-2896

                               Chong: 65-356-1452

                               Tan: 65-259-7869


             The Remainder of this Page was Intentionally Left Blank

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.



ONLINE INVESTORS ADVANTAGE, INC.

/S/ Ross W. Jardine
---------------------------------
By:  Ross W. Jardine
Its: Co-CEO

/S/ D. Scott Elder
---------------------------------
By:  D. Scott Elder
Its: Co-CEO



CHONG & TAN

/S/ Hon Leong Chong
---------------------------------
By:  Hon Leong Chong


/S/ Eric Lip Meng Tan
---------------------------------
By:  Eric Lip Meng Tan

                                  Exhibit 3.9.1

                      Authorized signatories for Account A
                      ------------------------------------

Any two signatories required but at least One (1) signatory must be from Group 1 and One (1) signatory from Group 2

Group 1                                     Group 2
-------                                     -------

Mr. Ross Jardine                            Mr. Hon Leong Chong
Mr. Scott Elder                             Mr. Eric Lip Meng Tan
Mr. Dave McCoy
Mr. Scott Harris

                                  Exhibit 3.9.2

                      Authorized signatories for Account B
                      ------------------------------------

Mr. Ross Jardine
Mr. Scott Elder
Mr. Dave McCoy
Mr. Scott Harris
Mr. Hon Leong Chong
Mr. Eric Lip Meng Tan